UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2019

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	000-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PEBO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 26, 2019, following the unanimous recommendation of the Governance and Nominating Committee, the Board of Directors of Peoples Bancorp Inc. (“Peoples”) elected Timothy J. Lathe as a director of Peoples. The Peoples Board of Directors also appointed Mr. Lathe to serve on the Risk Committee of the Peoples Board of Directors.
At the September 26, 2019 meeting of the Board of Directors of Peoples Bank, the banking subsidiary of Peoples, Mr. Lathe was elected as a member of the Peoples Bank Board of Directors.
In his capacity as a non-employee director of Peoples and Peoples Bank, Mr. Lathe will receive compensation on the same basis as the other non-employee directors receive for their service on the Peoples and Peoples Bank Boards of Directors and the respective committees of the Peoples and Peoples Bank Boards of Directors.
Mr. Lathe is the former President and CEO of FB Corporation, and the former Chairman of FB Corporation’s banking subsidiary, First Bank, each headquartered in St. Louis, Missouri. He also served on the Boards of Directors of both companies, and he continues to serve as a director of First Bank. Mr. Lathe retired from FB Corporation and First Bank in July 2019.
Mr. Lathe was employed by FB Corporation from 2013 to 2019. Previously he was an Executive Vice President of KeyBank, N.A., Cleveland, Ohio, from 2009 to 2012, where he served as Community Bank Sales Executive (2011 - 2012) and Wealth Management Segment Head (2009 - 2011). Prior to joining KeyBank, N.A., Mr. Lathe was employed from 1990 to 2009 by National City Bank, Cleveland, Ohio, where he served in a variety of positions, including as Executive Vice President and head of the Private Client Group (2004 - 2009), President and CEO of National City Bank of the Midwest, Kalamazoo, Michigan (2000 - 2004) and Executive Vice President, Multinational Department (1995 - 2000). In total, Mr. Lathe has more than 40 years of banking experience.
Peoples has determined that neither Mr. Lathe nor any of his immediate family members has had (or proposes to have) a direct or indirect transaction in which Peoples or any of Peoples’ subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of Securities and Exchange Commission Regulation S-K.
A copy of the press release announcing Mr. Lathe’s election to the Peoples Board of Directors is included as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

a) - c)
Not applicable
d) Exhibits
See Index to Exhibits below.

INDEX TO EXHIBITS

Exhibit Number	Description
99	News Release issued by Peoples Bancorp Inc. on September 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	September 26, 2019	By:/s/	JOHN C. ROGERS
John C. Rogers

Executive Vice President, Chief Financial Officer and Treasurer